FOR IMMEDIATE RELEASE	October 3, 2016
Contact: Susan Jordan 732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION INCREASES AND EXTENDS ITS UNSECURED REVOLVING CREDIT FACILITY

FREEHOLD, NJ, October 3, 2016………….. Monmouth Real Estate Investment Corp. (NYSE: MNR), today announced that on September 30, 2016 it entered into a first amendment to its existing $130 million unsecured revolving credit facility (the “Facility”) to exercise its existing $70 million accordion, increasing the Facility to $200 million. The amendment also adds an additional $100 million accordion feature, bringing the total potential availability up to $300 million. In addition, the amendment will extend the maturity date, which was set to mature in August 2019 to now mature in September 2020 and has a one-year extension option. The Facility is syndicated with three banks led by BMO Capital Markets (“BMO”), as sole lead arranger, sole book runner, and Bank of Montreal as administrative agent, and includes JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and RBC Capital Markets (“RBC”) as co-syndication agents.

Kevin Miller, CFO, commented, “We are very pleased to announce the increase and extension of our Facility. This amendment to our Facility offers us significant liquidity as we continue to grow our unencumbered property portfolio and pay down higher interest rate mortgage debt. In addition, this amendment to our Facility, along with our recent successful preferred equity offering, provides Monmouth with ample capital to help fund our acquisition pipeline. We are very pleased with our long-term relationships and we look forward to continued success with our partners BMO, J.P Morgan and RBC.”

About Monmouth Real Estate Investment Corporation

Monmouth Real Estate Investment Corporation, founded in 1968 is one of the oldest public equity REITs in the U.S. The Company specializes in single-tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate Investment Corporation is a fully-integrated and self-managed real estate company, whose property portfolio consists of ninety-nine properties located in thirty states, containing a total of approximately 16 million rentable square feet. In addition, the Company owns a portfolio of REIT securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s credit Facility or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

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